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                                                                  EXHIBIT 10.2

                         FIRST FIDELITY BANCORPORATION

                     STOCK OPTION AND RESTRICTED STOCK PLAN

                                   ARTICLE 1

                           PURPOSE AND SCOPE OF PLAN

1.1 AMENDMENT AND RESTATEMENT:

     This Plan constitutes an amendment and restatement of the First Fidelity Bancorporation 1982 Stock Option Plan, known as the "First Fidelity Bancorporation Stock Option and Restricted Stock Plan".

1.2 PURPOSES:

     The purpose of the Plan is to promote the long-term success of First Fidelity Bancorporation by providing financial incentives to key employees who are in positions to make significant contributions toward such success. The Plan is designed to encourage key employees to acquire a proprietary interest in the Company and thereby to align their interests with those of the Company's stockholders, to continue employment with the Company, and to render superior performance during such employment.

1.3 DEFINITIONS:

     Unless the content clearly indicates otherwise, the following terms have the meanings set forth below:

          "Award" shall mean a restricted stock award granted pursuant to
     Article III hereof. "Awardee" means the individual to whom an Award is granted by the Committee pursuant to the Plan. "Award Date", as used with respect to a particular Award, means the date as of which such Award is granted by the Committee pursuant to the Plan.

          "Board of Directors" means the Board of Directors of the Company.

          "Change in Control Event" means any of the following events:

             (a)  the acquisition by any one person, within the meaning of
          Section 13(d) and 14(d) of the Securities Exchange Act of 1934, or more than one person, acting as a group, (other than the Company, its affiliates and benefit plans sponsored by the Company or its affiliates) of ownership of stock of the Company possessing 20% or more of the total voting power of the Company, other than an acquisition of stock by the Banco de Santander Group if, and only so long as, the Banco de Santander Group (a) does not constitute an Acquiring Person and (b) is and continues to be in compliance with Sections 8.01, 8.04, 8.05 and 8.06 of the Investment Agreement, without giving effect to any waiver, amendment or modification of such sections and notwithstanding the expiration or termination of the Investment Agreement; provided that, for purposes of this clause,
          (i) "Banco de Santander Group" shall mean Banco de Santander, Sociedad Anonima de Credito ("Banco de Santander"), its "Affiliates" and "Associates" (as such terms are defined in the Investment Agreement) and any Defined Financial Institution, (ii) "Investment Agreement" shall mean the Investment Agreement, dated as of March 18, 1991, between Banco de Santander and the Company as in effect on March 18, 1991 without giving effect to any waiver, amendment or modification thereof, (iii) "Acquiring Person" shall have the meaning given to such term in Exhibit D to the Investment Agreement and (iv) "Defined Financial Institution" shall mean a financial Institution of the type described in clause (iii) of the definition of "Acquiring Person" set forth in Exhibit D to the Investment Agreement;

             (b) the approval by the stockholders of the Company of (i) any consolidation or merger of the Company in which the holders of voting stock of the Company immediately before the consolidated or merger will not own 50% or more of the voting shares of the continuing or surviving corporation immediately after such consolidation or merger, or (ii) any sale, lease, exchange or other

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        transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, or

             (c) a change of 25% (rounded to the next whole person) in the membership of the Board of Directors of the Company within a 12-month period, unless the election or nomination for election by stockholders of each new director within such period was approved by the vote of 85% (rounded to the next whole person) of the directors then still in office at the beginning of the 12-month period.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Committee" means the Human Resources Committee of the Board of Directors, which committee shall be composed of not less than three directors who have not been eligible to receive stock, stock options, stock appreciation rights or deferred cash incentive awards under the Plan or any other plan of the Company or its affiliates entitling the participants therein to acquire stock, stock options, stock appreciation rights or deferred cash incentive awards, at any time within a period of one year immediately preceding the date of their appointment to such committee.

          "Common Stock" means the common stock of the Company, $1.00 par value, or such other class of shares or other securities as to which the provisions of the Plan may be applicable.

          "Company" mean First Fidelity Bancorporation (formerly, "FFB, Inc.").

          "Deferred Cash Incentive Agreement" means a written instrument specifying the terms and conditions of a Deferred Cash Incentive Award, as provided in Section 4.2 of the Plan.

          "Deferred Cash Incentive Award" means an award granted pursuant to
     Article IV of the Plan.

     "Fair Market Value" of a share of Common Stock on any particular date is the mean between the highest and lowest sales price of a share of Common Stock on the New York Stock Exchange Composite Transaction Report; provided, that (i) if no sales of Common Stock are included on the Composite Tape for such date, or
(ii) if in the opinion of the Committee the sales of Common Stock on such date are insufficient to constitute a representative market, the Fair Market Value of a share of Common Stock on such date shall be deemed equal to the mean between the highest and lowest sales price of a share of Common Stock on the Composite Tape for the first preceding date on which sales of Common Stock are included and to which clause (ii) does not apply. In any event, in case of the grant of an Incentive Stock Option, "Fair Market Value" shall be determined in a manner consistent with the requirements imposed under Section 422 of the Code.

     "Grant Date," as used with respect to a particular Option, means the date as of which such Option is granted by the Committee pursuant to the Plan.

     "Grantee" means the individual to whom an Option has been granted by the Committee pursuant to the Plan.

     "Option" means an option, granted by the Committee pursuant to Article II, to purchase shares of Common Stock and which shall be designated as either an "Incentive Stock Option" or "Supplemental Stock Option".

     "Incentive Stock Option" means an option that qualifies as an Incentive Stock Option as described in Section 422 of the Code.

     "Supplemental Stock Option" means any Option granted under the Plan other than an Incentive Stock Option.

     "Option Agreement" means a written instrument evidencing an Option, as provided in Section 2.2(a) of the Plan.

     "Option Period" means, with respect to Incentive Stock Options, the period beginning on the Grant Date and ending the day prior to the tenth anniversary of the Grant Date and means, with respect to Supplemental Stock Options, the period beginning on the Grant Date and ending on the day following the tenth anniversary of the Grant Date.


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     "Plan" means the Company's 1982 Stock Option Plan as amended and restated
and as it may be further amended and restated from time to time in the future. The title of the Plan shall be as set forth in Section 1.1 hereof.

     "Retirement," as applied to a Grantee, means the Grantee's termination of employment at a time when the Grantee receives an immediately payable retirement benefit under the Company's Employees' Pension Plan.

     "SAR" shall mean a stock appreciation right granted by the Committee pursuant to Section 2.4 of the Plan.

     "Termination of Employment" shall mean the last day of active employment with the Company or any participating subsidiary or affiliate, without regard to the payment of severance or other continuation pay.

     "Total and Permanent Disability," as applied to a Grantee, means that the
Grantee: (i) has established to the satisfaction of the Company that the Grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, all within the meaning of Section 22(e)(3) of the Code; and (ii) has satisfied any requirement imposed by the Committee.

1.4 AGGREGATE LIMITATION:

     (a) The aggregate number of shares of Common Stock with respect to which Options, SARs and Awards may be granted shall not exceed 8,600,000 shares of Common Stock, subject to adjustment in accordance with Section 5.1. The aggregate number of shares of common stock with respect to which options, sars and awards may be granted to any one grantee or awardee, as applicable, shall not exceed 258,000 shares in any calendar year, subject to adjustment in accordance with Section 5.1.

     (b) Any shares of Common Stock to be delivered by the Company upon the exercise of Options or SARs or the realization of Awards shall be issued from authorized but unissued shares of Common Stock or from treasury stock acquired by the Company at the discretion of the Board of Directors.

     (c) In the event that any Option or SAR expires, lapses, or otherwise terminates prior to being fully exercised, any shares of Common Stock allocable to the unexercised portion of such Option or SAR may again be made subject to an Option, a SAR or an Award. In the event that any Award lapses prior to realization thereof, any shares of Common Stock allocable to such Award may again be made subject to an Option, a SAR or an Award. An Option that terminates upon the exercise of a related SAR shall be deemed to have been exercised at the time of exercise of the SAR and the shares of Common Stock subject thereto shall not be available for further grants.

     (d) For purposes of paragraph (a) of this Section 1.4, the payment of a Deferred Cash Incentive Award shall not be deemed to result in the issuance of any shares of Common Stock in addition to those issued pursuant to the exercise of the related Option.

1.5 ADMINISTRATION OF THE PLAN:

     (a) The Plan shall be administered by the Committee, which shall have the authority:

          (i) to determine key employees of the Company to whom, and the times at which, Options, Awards, SARs and Deferred Cash Incentive Awards shall be granted, the number of shares of Common Stock to be subject to each such Option, Award and SAR, and the amount of each such Deferred Cash Incentive Award, taking into account the nature of the services rendered by the particular employee, the employee's potential contribution to the long-term success of the Company and such other factors as the Committee in its discretion shall deem relevant;

          (ii) to interpret the Plan, to make factual determinations and to establish rules and regulations relating to it and all actions taken by the Committee shall be conclusive and binding on all parties;


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          (iii)  to prescribe the terms and provisions of the agreements for the grant of Options, Awards, SARs and Deferred Cash Incentive Awards; and

          (iv) to make all other determinations necessary or advisable in order to administer the Plan.

     (b) All decisions of the Committee upon questions concerning the Plan, any Option, any Award, any SAR or any Deferred Cash Incentive Award may be taken in its sole discretion and shall be conclusive and binding on all parties.

     (c) No person acting under this Section 1.5 shall be held liable for any action or determination made in good faith with respect to the Plan or any grant of an Option or SAR or any Award under the Plan and the Company shall indemnify and hold harmless each such person from any liability, cost or expense (including reasonable counsel fees) incurred in connection with such person's performance hereunder.

1.6 ELIGIBILITY:

     The Committee shall designate from time to time the key employees of the Company who are to be granted Options, Awards, SARs and Deferred Cash Incentive Awards. In no event may a member of the Committee or any non-employee Director be granted an Option, an Award, a SAR or a Deferred Cash Incentive Award.

1.7 EFFECTIVE DATE AND DURATION OF PLAN:

     The Plan initially became effective upon its adoption by the Board of Directors of First Fidelity Incorporated. Unless previously terminated by the Board of Directors, the Plan shall terminate on February 11, 1997. The Plan, as amended and restated shall become effective January 1, 1994; provided, however, that the amendments to Section 1.4(a) as well as the amendments designed to cause the Plan to comply with section 162(m) of the Code, shall become effective only if approved by the affirmative vote of the holders of a majority of shares of Common Stock present or represented and entitled to vote at the annual meeting of shareholders to be held on April 19, 1994.

                                   ARTICLE II

                                 STOCK OPTIONS

2.1 GRANT OF OPTIONS:

     The Committee may, from time to time, subject to the provisions of the Plan, grant Options to key employees to purchase shares of Common Stock allotted in accordance with Section 1.4. The Committee may designate any Option granted as either an Incentive Stock Option or a Supplemental Stock Option, or the Committee may designate a portion of the Option as an "Incentive Stock Option" and the remaining portion as a "Supplemental Stock Option." Any portion of an Option that is not designated as an "Incentive Stock Option" shall be a "Supplemental Stock Option" and shall satisfy the requirements of Section 2.2, but shall not be subject to the requirements of Section 2.3.

2.2 OPTION REQUIREMENTS:

     (a) An Option shall be evidenced by an Option Agreement specifying the number of shares of Common Stock that may be purchased by its exercise and containing such terms and conditions consistent with the Plan as the Committee shall determine.

     (b)  An Option shall not be granted on or after February 11, 1997.

     (c) An Option shall not be exercisable after the expiration of the Option Period.

     (d) The Committee may provide, in the instrument evidencing an Option, for the lapse of the Option, prior to the expiration of the Option Period, upon the occurrence of any event specified by the Committee.



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     (e)  The option price per share of Common Stock shall be equal to the Fair
Market Value of a share of Common Stock on the Grant Date.

     (f) An Option and any related SAR shall not be transferable other than by will or the laws of descent and distribution and, during the Grantee's lifetime, an Option and any related SAR shall be exercisable only by the Grantee; except that the Committee may permit:

           (i) exercise, during the Grantee's lifetime, by Grantee's guardian or legal representative; and

           (ii) transfer, upon Grantee's death, to beneficiaries designated by Grantee in a manner authorized by the Company; provided, that the Committee determines that such exercise and such transfer are consonant with requirements for exemption from Section 16(b) of the Securities Exchange Act of 1934, as amended, and, with respect to an Incentive Stock Option, the requirements of Section 422(b)(5) of the Code.

     (g) Unless otherwise provided by the Committee or in this Plan, an Option shall not be exercisable until the earliest of one year after its Grant Date or the date of Retirement, death or Total and Permanent Disability of the Grantee. Pursuant to the terms of an Option Agreement or Deferred Cash Incentive Agreement or otherwise, the Committee may, at the time of grant or any time thereafter, (i) provide irrevocably that an Option or Deferred Cash Incentive Award shall become fully exercisable immediately and automatically upon the occurrence of a Change in Control Event or (ii) change the date on which an outstanding Option or any related Deferred Cash Incentive Award become exercisable; provided, however, that an exercise date designated in an Option Agreement or in a Deferred Cash Incentive Agreement may not be changed to a later date without the consent of the Grantee. In the event of Retirement, the Option to exercise shall lapse at the earlier of (i) the last day of the Option Period for such Option or (ii) three years after the date of Retirement. In the event of voluntary Termination of Employment at the election of the employee or termination for cause, as determined pursuant to the Company's normal employment practices, at the election of the Committee, all Options shall lapse on the date of termination; provided, however, that the Committee shall have authority to permit exercise until the earlier of the last day of the Option Period for the applicable Option or three months after employment is terminated. In the event of Termination of Employment by the Company without cause, as determined pursuant to the Company's normal employment practices, all Options shall lapse on the earlier of the last day of the Option Period for the applicable Option or six months after Termination of Employment. In the event of Termination of Employment due to death or Total and Permanent Disability, the Option shall lapse at the earlier of the last day of the Option Period for such Option or three years after Termination of Employment due to such causes. In no event shall an Option be exercisable after the last day of its Option Period or be exercisable for more shares than the number of shares which could be purchased if the Option were exercised on the date of Termination of Employment.

     (h) A person electing to exercise an Option shall give written notice, in such form as the Committee may require, of such election to the Company and shall tender to the Company the full purchase price of the shares of Common Stock for which the election is made. Payment of the purchase price shall be made in cash or in such other form as the Committee may approve, including shares of Common Stock of the Company valued at their Fair Market Value on the date of exercise of the Option.

2.3  ADDITIONAL INCENTIVE STOCK OPTION REQUIREMENTS:

     (a) An Incentive Stock Option shall not be granted to an individual who, on the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any subsidiary or parent corporation.

     (b) The Fair Market Value (determined at the time that the Incentive Stock Options are granted) of Common Stock with respect to which Incentive Stock Options (granted on or after January 1, 1987) are exercisable for the first time by any person during any calendar year (under this Plan and all other plans of the Company and its parent and subsidiary corporations) cannot be greater than $100,000.


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     (c)  An Incentive Stock Option granted prior to January 1, 1987 shall not be exercisable while there is outstanding (within the meaning of Section 422A(c)(7) of the Internal Revenue Code of 1954, as amended) any other "incentive stock option" (within the meaning of Subsection
          (b) of Section 422A of such Code), which was granted before the granting of such Incentive Stock Option to the Grantee and which was granted to enable the Grantee to purchase stock in the Company or in a corporation which (on the Grant Date) is a parent or subsidiary corporation of the Company or in a predecessor corporation of any of such corporations.

2.4  STOCK APPRECIATION RIGHTS:

     The Committee may, in its discretion, grant stock appreciation rights (hereinafter, "SAR") to the holders of Options granted under the Plan. A SAR shall be subject to the following terms and conditions:

     (a) Each SAR shall relate to a specific Option or portion of an Option granted under the Plan and may be granted at the same time that the Option is granted or at any time thereafter prior to the last day on which the Option may be exercised. SARs will be subject to such terms and conditions as the Committee may specify.

     (b) A SAR shall entitle a Grantee, upon surrender of the unexpired Option, or a portion thereof, to receive from the Company an amount equal to the Fair Market Value, on the surrender date, of shares which the Grantee would have been entitled to purchase on that date pursuant to the Option or portion thereof surrendered, less

        (i) the amount which the Grantee would have been required to pay to purchase such shares, or

        (ii) if higher, the Fair Market Value of a share as of the date of grant of the SAR but only where the SAR is granted after the Option to which it relates and a lesser purchase price would result in the disallowance of the Company's expense deduction upon exercise of the SAR pursuant to Section 162(m) of the Code.

     The amount shall be paid at the sole discretion of the Committee to Grantees all in Common Stock, all in cash, or any combination of the two. No fractional shares shall be issued as a result of exercising a SAR under this
Section 2.4. A Grantee wishing to exercise a right shall give written notice of such exercise to the Company. The date that the Company receives such notice shall be the date on which the Option or portion thereof is deemed surrendered.

     (c) A SAR shall be exercisable only for the same number of shares, and only at the same times, as the Option or a portion of an Option to which it relates. Accordingly, a SAR shall lapse at such time as the related Option is exercised or lapses pursuant to the terms of the Plan. However, in no event shall an SAR be exercisable during the first six months after being granted, except that an SAR shall be exercisable at the time of death or disability of the Grantee if the Option to which the SAR relates is then exercisable.

                                  ARTICLE III

                                  STOCK AWARDS

3.1 GRANT OF AWARDS:

     An Award will consist of Common Stock to be transferred to an Awardee without other payment therefor upon completion of the restriction period relating to such Award and satisfaction of any performance criteria established by the Committee. Notwithstanding the fact that such shares are not transferred to the Awardee until the completion of a restriction period or the satisfaction of specified criteria, all dividends paid with respect to such shares shall be distributed currently to the Awardee as additional compensation.

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3.2 AGREEMENT:

     Each Award granted under the Plan shall be evidenced by an Award Agreement between the Company and the Awardee which shall set forth the following conditions:

          (a) Restriction Period. Each Award Agreement shall state the date upon which the shares awarded shall fully vest. The period from the Award Date to the date on which an Award vests is described herein as the "Restriction Period".

          (b) Performance Criteria. If the Committee determines that the vesting of a particular Award should be conditioned upon satisfaction of certain performance criteria, such condition shall be described in the applicable Award Agreement.

          (c) Time of Issue. Shares shall be issued promptly after the conclusion of the Restriction Period, provided that such issuance is consistent with Sections 3.2(d) and 3.2(e) hereof and provided that any applicable performance criteria have been satisfied.

          (d) Termination of Employment. Except in the case of Total and Permanent Disability or death of an Awardee, or at the election of the Committee, Retirement, no shares shall be issued to an Awardee whose employment relationship with the Company terminates for any voluntary or involuntary reason prior to the conclusion of the Restriction Period pertaining to those shares. If such termination should occur after the conclusion of the Restriction Period, but prior to the date of issue of the awarded shares, the awarded shares shall be issued to the Awardee as though he/she were still employed at the date of issue.

          (e) Awardee's Retirement, Disability or Death. If an Awardee incurs a Termination of Employment by reason of death or Total and Permanent Disability, or at the election of the Committee, Retirement, prior to the conclusion of the Restriction Period or after the conclusion of the Restriction Period but prior to the date of issue of the awarded shares, the awarded shares shall be issued to the Awardee or, in the case of an Awardee's death, the decreased Awardee's estate promptly after the conclusion of the Restriction Period.

          (f) Change in Control Event. The Committee shall have the authority to provide, either at the time an Award is granted or thereafter, that all restrictions and performance criteria pertaining to an Award shall lapse upon the occurrence of a Change in Control Event and that the awarded shares shall be promptly issued to the Awardee.

          (g) Withholding of Taxes. At the time an Award vests or is granted, the Company may withhold from an Award any taxes that it is required to withhold in connection with the granting of the Award.

3.3 NON-ASSIGNABILITY:

     No Award shall be assignable or transferable by a participant otherwise than by will or the laws of descent and distribution.

                                   ARTICLE IV

                         DEFERRED CASH INCENTIVE AWARDS

4.1 GRANTING OF DEFERRED CASH INCENTIVE AWARDS:

     Deferred Cash Incentive Awards, as described in Section 4.2 of the Plan, may be granted by the Committee in conjunction with all or any part of any Option granted under the Plan, either at the time of the grant of such Option or at any time thereafter during the term of such Option. Each Deferred Cash Incentive Award shall be subject to such conditions as specified by the Committee which is described in section 5.10 and certification by such Committee that such conditions have been met.

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4.2 DEFERRED CASH INCENTIVE AGREEMENTS:

     A Deferred Cash Incentive Award shall entitle the holder of an Option to receive from the Company an amount of cash equal to the aggregate exercise price of all Options exercised by such holder in accordance with the terms of a written "Deferred Cash Incentive Agreement" executed by the Company and the Grantee. A Deferred Cash Incentive Agreement shall specify the conditions under which a Deferred Cash Incentive Award becomes payable, the conditions under which a Deferred Cash Incentive Award is forfeited and any other terms and conditions as the Committee may from time to time determine. Under no circumstances may a Deferred Cash Incentive Award be applied to any purpose other than the payment of (i) the exercise price of a properly exercised related Option, or (ii) taxes attributable to the receipt of shares of Common Stock or of a payment pursuant to a Deferred Cash Incentive Award.

                                   ARTICLE V

                               GENERAL PROVISIONS

5.1 ADJUSTMENT PROVISIONS:

        (a)  If:

             (i) any recapitalization, reclassification, split-up, or consolidation of Common Stock is effected;

             (ii) the outstanding shares of Common Stock are exchanged, in connection with the merger or consolidation of the Company or a sale by the Company of all or a part of its assets, for a different number or class of shares of stock or other securities of the Company or for shares of the stock or other securities of any other corporation;

             (iii) new, different, or additional shares or other securities of the Company or of another corporation are received by the holders of Common Stock; or

             (iv) any distribution is made to the holders of Common Stock other than a cash dividend;

             then the Committee shall make appropriate adjustments to:

                (i) the number and class of shares or other securities that may be issued or transferred pursuant to Options, SARs and Awards; or

                (ii) the purchase price to be paid per share under outstanding
             Options and the amount of outstanding Deferred Cash Incentive
             Awards.

             In any event, however, no fractional shares shall be issued.

          (b) Upon the dissolution or liquidation of the Company other than within two years following a Change in Control Event, the Plan shall terminate, and all Options, SARs, Awards and Deferred Cash Incentive Awards previously granted shall lapse on the date of such dissolution or liquidation of the Company.

          (c) Adjustments under Subsection (a) shall be made according to the sole discretion of the Committee, and its decision shall be binding and conclusive.

          (d) Except as provided in Subsections (a) and (b), the issuance by the Company of shares of stock of any class shall not affect the outstanding Options, SARs, Awards and Deferred Cash Incentive Awards.

5.2 ADDITIONAL CONDITIONS:

     Any shares of Common Stock issued or transferred under any provision of the Plan may be issued or transferred subject to such conditions, in addition to those specifically provided in the Plan, as the Committee or the Company may impose.

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5.3 NO RIGHT TO EMPLOYMENT:

     Nothing in the Plan or in any instrument executed pursuant thereto shall confer upon any employee any right to continue in the employ of the Company or shall affect the right of the Company to terminate the employment of any employee with or without cause.

5.4 LEGAL RESTRICTIONS:

          (a) The Company will not be obligated to issue shares of Common Stock or make any payment if counsel to the Company determines that such issuance or payment would violate any law or regulation of any governmental authority or any agreement between the Company and any national securities exchange upon which the Common Stock is listed. In connection with any stock issuance or transfer, the person acquiring the shares shall, if required by the Company, give assurances satisfactory to counsel to the Company regarding such matters as the Company may deem desirable to assure compliance with all legal requirements. The Company shall in no event be obligated to take any action in order to cause the exercise of any Option or SAR or the issuance of Common Stock upon realization of any SAR.

          (b) The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Common Stock under Options or Awards shall be subject to all applicable law and required approvals including governmental or regulatory agencies. With respect to persons subject to section 16 of the Securities Exchange Act of 1934, it is the intent of the Company that the Plan and all transactions under the Plan shall comply with all applicable conditions of Rule 16b-3 or any successor provisions under such Act. The Committee may revoke any Option or Award if it is contrary to law or modify any Option or Award to bring it into compliance with any valid or mandatory government regulations.

5.5 NO RIGHTS AS SHAREHOLDERS:

     No Grantee, and no beneficiary or other person claiming through a Grantee, shall have any interest in any shares of Common Stock allocated for the purposes of the Plan or subject to any Option, SAR or Award until such shares of Common Stock shall have been transferred to the Grantee or such person. Furthermore, the existence of the Options, SARs, Awards or Deferred Cash Incentive Awards shall not affect: the right or power of the Company or its stockholders to make adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure or its business; any issue of bonds, debentures, or preferred or prior preference stocks affecting the Common Stock or the rights thereof; the dissolution or liquidation of the Company, or the sale or transfer of any part of its assets or businesses; or any other corporate act, whether of a similar character or otherwise.

5.6 CHOICE OF LAWS:

     The validity, interpretation, and administration of the Plan and of any rules, regulations, determinations, or decisions made thereunder, and the right of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of New Jersey.

     Without limiting the generality of the foregoing, the period within which any action in connection with the Plan must be commenced shall be governed by the laws of the State of New Jersey, without regard to the place where the act or omission complained of took place, the residence of any party to such action, or the place where the action may be brought.

5.7 AMENDMENT, SUSPENSION, AND TERMINATION OF THE PLAN:

     The Board of Directors (or any committee thereof) may at any time terminate, suspend, or amend the Plan; however, no such amendment shall, without the approval of the shareholders of the Company:

             (i) increase the aggregate number of shares that may be issued in connection with Options, Awards and SARs;

             (ii) change the Option exercise price;

             (iii) increase the maximum period during which Options and SARs may be exercised;

             (iv) extend the effective period of the Plan; or

             (v) materially modify the requirements as to eligibility for participation in the Plan.

5.8 PAYMENT OF WITHHOLDING TAXES:

     At any time when a participant in the Plan is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with the grant or exercise of any Option, SAR, Award or Deferred Cash Incentive Award, the participant may satisfy this obligation in whole or in part by electing (the "Election") to have the Company withhold an appropriate number of shares from the issuance of shares to which he would otherwise be entitled, or by paying the withholding amount to the Company in cash or tendering already owned shares to the Company, such number of shares to be withheld or tendered, as the case may be, having a Fair Market Value, calculated on the date that the amount of tax to be withheld shall be determined ("Tax Date"), equal to the amount required to be withheld.

          (a) Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Option, SAR, Award or Deferred Cash Incentive Award that the right to make Elections shall not apply to such Option, SAR, Award or Deferred Cash Incentive Award. An Election is irrevocable.

          (b) If a participant is an officer or director of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934, then an Election is subject to the following additional requirements:

             (i) No Election shall be effective for a Tax Date which occurs within six months of the grant of an Option, SAR, Award or Deferred Cash Incentive Award, except that this limitation shall not apply in the event death or Total and Permanent Disability of the participant occurs prior to the expiration of the six month period.

             (ii) The Election must be made either six months prior to the Tax Date or must be made during a period beginning on the third business day following the date of release for publication of the Company's quarterly or annual summary statements of earnings and ending on the twelfth business day following such date.

5.9 FUNDED STATUS OF THE PLAN:

     The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment pursuant to any Option, SAR, Award or Deferred Cash Incentive Award under the Plan.

5.10 APPROVAL BY OUTSIDE DIRECTORS:

          (A) Options and SARs granted under the Plan after February 17, 1993, shall not be exercisable until after approval of the Plan and such Options or SARs by a Committee of the Board of Directors which is comprised solely of two or more directors who at the time of the action taken are:

             (i) not employees of the Company (or related entities);

             (ii) not former employees still receiving compensation for prior services (other than benefits under a tax-qualified pension plan);

             (iii) not officers of the Company (or related entities) at any time; and

             (iv) not receiving compensation for personal services in any capacity other than as a director.

          (b) Deferred Cash Incentive Awards made pursuant to the Plan on or after January 1, 1994 to certain officers, as specified by the Committee described in subsection (a), shall be made subject to performance criteria specified by such Committee and subject to such Committee's certification that each of such officers has satisfied the applicable performance criteria.

                        HUMAN RESOURCES COMMITTEE OF THE
                             BOARD OF DIRECTORS OF
                         FIRST FIDELITY BANCORPORATION



                 WHEREAS, the First Fidelity Bancorporation (the "Company") amended and restated the First Fidelity Bancorporation Stock Option and Restricted Stock Plan (the "Plan"), effective January 1, 1994;

                 WHEREAS, pursuant to Section 5.7 of the Plan, the Board of Directors of the Company or a committee thereof, retains the right to amend the Plan at any time;

                 WHEREAS, the Human Resources Committee of the Board of Directors of the Company (the "Committee") currently administers the Plan;

                 NOW, THEREFORE BE IT RESOLVED, that the Committee hereby adopts Amendment 1994-1 to the Plan which is attached hereto and made a part hereof, effective in accordance with its terms; and

                 FURTHER RESOLVED, that the appropriate officers of the Company are hereby authorized, empowered and directed to take such actions and execute and deliver such documents as they, in consultation with legal counsel, may deem necessary, appropriate or convenient to effect the foregoing resolutions.

                            AMENDMENT 1994-1 TO THE
                         FIRST FIDELITY BANCORPORATION
                     STOCK OPTION AND RESTRICTED STOCK PLAN


                 WHEREAS, First Fidelity Bancorporation (the "Company") amended and restated the First Fidelity Bancorporation Stock Option and Restricted Stock Plan (the "Plan") effective January 1, 1994; and

                 WHEREAS, Section 5.7 of the Plan provides that the Board of Directors of the Company (or any committee thereof) reserves the right to amend the Plan at any time.

                 NOW, THEREFORE, it is agreed that the Plan, as amended and restated, effective January 1, 1994, be amended further as follows, effective MAY 19, 1994:

                 1. The last sentence of Section 3.1 of the Plan is amended to read as follows:

                          "Notwithstanding the fact that such shares are not transferred to the Awardee until the completion of the restriction period or the satisfaction of specified criteria, the Awardee shall have the right to vote the shares subject to the Award and shall have the right to have all dividends paid with respect to such shares distributed currently to the Awardee as additional compensation."

                 2. Section 5.5 of the Plan is amended, in its entirety, to read as follows:

                          "No Grantee or Awardee, and no beneficiary or other person claiming through a Grantee or Awardee, shall have any interest in any shares of Common Stock allocated for the purposes of the Plan or subject to any Option, SAR or Award until such shares of Common Stock shall have been transferred to the Grantee, Awardee or such person. Notwithstanding the foregoing, an Awardee who receives an Award under
                          Section 3.1 of the Plan shall have the right, during the Restriction Period (as defined in Section 3.2(a) of the Plan), to vote the shares of Common Stock subject to such Award and the right to receive dividends. Furthermore, the existence of the Options, SARs, Awards or Deferred Cash Incentive Awards shall not affect: the right or power of the Company or its stockholders to make adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure or its business; any issue of bonds, debentures, or preferred or prior preference stocks affecting the Common Stock or the rights thereof; the dissolution or liquidation of the Company, or the sale or transfer of any part of its assets or businesses; or any other corporate act, whether of a similar character or otherwise."

                 IN WITNESS WHEREOF, and as evidence of the adoption of the amendments set forth herein, First Fidelity Bancorporation has caused this instrument to be executed, the 19th day of May, 1994.

                                            FIRST FIDELITY BANCORPORATION


Attest:                                     /s/ Edward E. Barr
                                            -----------------------------

                            AMENDMENT 1994-2 TO THE
                         FIRST FIDELITY BANCORPORATION
                     STOCK OPTION AND RESTRICTED STOCK PLAN


                 WHEREAS, First Fidelity Bancorporation (the "Company") amended and restated the First Fidelity Bancorporation Stock Option and Restricted Stock Plan (the "Plan") effective January 1, 1994; and

                 WHEREAS, Section 5.7 of the Plan provides that the Board of Directors of the Company (or any committee thereof) reserves the right to amend the Plan at any time.

                 NOW, THEREFORE, it is agreed that the Plan, as amended and restated, effective January 1, 1994, be amended further as follows, effective DECEMBER 15, 1994:

                 1. Section 2.2(g) of the Plan is amended, in its entirety, to read as follows:

                 "(g) Unless otherwise provided by the Committee or in this Plan, an Option shall not be exercisable until the earliest of one year after its Grant Date or the date of Retirement, death or Total and Permanent Disability of the Grantee. Pursuant to the terms of an Option Agreement or Deferred Cash Incentive Agreement or otherwise, the Committee may, at the time of grant or any time thereafter, (i) provide irrevocably that an Option or Deferred Cash Incentive Award shall become fully exercisable immediately and automatically upon the occurrence of a Change in Control Event or (ii) change the date on which an outstanding Option or any related Deferred Cash Incentive Award becomes exercisable; provided, however, that an exercise date designated in an Option Agreement or in a Deferred Cash Incentive Agreement may not be changed to a later date without the consent of the Grantee. In the event of Retirement, the Option to exercise shall lapse at the earlier of (i) the last day of the Option Period for such Option or (ii) three years after the date of Retirement. In the event of voluntary Termination of Employment at the election of the employee or termination for cause, as determined pursuant to the Company's normal employment practices, at the election of the Committee, all Options shall lapse on the date of termination; provided, however, that the Committee shall have authority to permit exercise until the earlier of the last day of the Option Period for the applicable Option or three months after employment is terminated. In the event of Termination of Employment by the Company without cause, as determined pursuant to the Company's normal employment practices, all Options shall lapse on the earlier of the last day of the Option Period for the applicable Option or six months after full-time employment is terminated. In the event of Termination of Employment due to death or Total and Permanent Disability, (i) all Options shall lapse at the earlier of the last day of the Option Period for such Option or three years after Termination of Employment due to such causes; and (ii), UNLESS OTHERWISE SPECIFIED BY THE COMMITTEE PURSUANT TO THE TERMS OF A DEFERRED CASH INCENTIVE AGREEMENT AT THE TIME OF GRANT, ALL DEFERRED CASH INCENTIVE AWARDS SHALL BE PAID WITHIN SIX MONTHS OF THE DEATH OR DISABILITY. In no event shall an Option be exercisable after the last day of its Option Period or be exercisable for more shares than the number of shares which could be purchased if the Option were exercised on the date of Termination of Employment."


                 IN WITNESS WHEREOF, and as evidence of the adoption of the amendments set forth herein, First Fidelity Bancorporation has caused this instrument to be executed, this 15th day of December, 1994.

                                            FIRST FIDELITY BANCORPORATION



Attest:                                     /s/ William A. Karmen
                                            -----------------------------